EXHIBIT 23.1

Consent of Independent Auditors

Vanguard Natural Resources, LLC
Houston, TX

We hereby consent to the incorporation by reference in the Registration Statements of Vanguard Natural Resources, LLC on Form S-3 (No. 333-159911, 333-168177 and 333-179050) and Form S-8 (No. 333-152448) of our report dated March 12, 2013, relating to the statement of revenues and direct operating expenses of the properties acquired from Bill Barrett Corporation for the year ended December 31, 2011, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Houston, Texas
March 12, 2013